EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-152804) pertaining to the Tejon Ranch Co. Amended and Restated 1998 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-68869) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-70128) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-113887) pertaining to the Tejon Ranch Nonqualified Deferred Compensation Plan,

(5)	Registration Statement (Form S-3 No. 333-115946) and related Prospectus, and

(6)	Registration Statement (Form S-3 No. 333-130482) and related Prospectus;

of our reports dated February 27, 2009, with respect to the consolidated financial statements of Tejon Ranch Co., and the effectiveness of internal control over financial reporting of Tejon Ranch Co., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Los Angeles, California

February 27, 2009

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